UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2019

SPHERIX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SPEX	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.           Submission of Matters to a Vote of Security Holders.

On September 5, 2019, Spherix Incorporated (the “Company”) held its special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved: (i) for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of our Common Stock, including shares of our Common Stock underlying Series L convertible preferred stock (the “Series L Preferred Stock”), issued by us pursuant to the terms of that certain Asset Purchase Agreement, dated May 15, 2019, by and between the Company and CBM BioPharma, Inc., as amended by Amendment No. 1 to the Asset Purchase Agreement, dated May 30, 2019, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such common stock and such Series L Preferred Stock (including upon the operation of anti-dilution provisions contained in such Series L Preferred Stock), (ii) the amendment to the Company’s Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 100,000,000 to 99,000,000. Stockholders of record at the close of business on July 22, 2019 were entitled to one vote for each share of common stock, 0.1238 votes per share of Series D Convertible Preferred Stock and 0.1238 votes per share of Series D-1 Convertible Preferred Stock held.  On July 22, 2019, there were 2,354,421 shares of common stock issued and outstanding, 4,725 shares of Series D Convertible Preferred Stock issued and outstanding and 834 shares of Series D-1 Convertible Preferred Stock issued and outstanding, of which 1,596,989 votes were represented at the Meeting, or approximately 67.8% of the total outstanding voting power of the Company’s capital stock, which was sufficient to constitute a quorum.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Approval of Issuance

For purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of our Common Stock was approved, including shares of our Common Stock underlying Series L convertible preferred stock (the “Series L Preferred Stock”), issued by us pursuant to the terms of that certain Asset Purchase Agreement, dated May 15, 2019, by and between the Company and CBM BioPharma, Inc., as amended by Amendment No. 1 to the Asset Purchase Agreement, dated May 30, 2019, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such common stock and such Series L Preferred Stock (including upon the operation of anti-dilution provisions contained in such Series L Preferred Stock). The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
510,731	276,589	38,397	771,272

Proposal No. 2 – Approval of Charter Amendment

The amendment to the Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 100,000,000 to 99,000,000 was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,525,605	25,116	46,268	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIX INCORPORATED

Date: September 6, 2019	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer

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